SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2008

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The press release attached as exhibit 99.1 to the Form 8-K previously filed on February 14, 2008 that announced approved changes to natural gas base rates and distribution charges for Indiana Gas Company, Inc. (Vectren Energy Delivery of Indiana-North) contained an error.

The second sentence in the second paragraph of that release read:

“Today’s order, which approves that settlement agreement, provides for a $27.5 million increase, including the recovery of certain costs totaling $10.6 million that will be recovered through separate recovery mechanisms rather than base rates.”

That sentence should have read:

“Today’s order, which approves that settlement agreement, provides for a $26.9 million increase, including the recovery of certain costs totaling $10.6 million that will be recovered through separate recovery mechanisms rather than base rates.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
February 14, 2008

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller & Assistant Treasurer